Exhibit 4.2

Registration Rights Agreement

by and among

Cyberkinetics Neurotechnology Systems, Inc.

and

NeuroMetrix, Inc.

Dated as of November 13, 2007

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") dated as of November 13, 2007 is made and entered into by and among CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC., a Delaware corporation (together with its successors and assigns, the "Company") and NEUROMETRIX, INC., a Delaware corporation (the "Holder").

Preliminary Statement

This Agreement is made pursuant to that certain Joint Venture and Strategic Investment Agreement, dated of even date herewith, by and between the Company and the Holder (the "Investment Agreement").

Agreement

In consideration of the mutual covenants, promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder hereby agree as follows:

ARTICLE I.

Definitions

Except as otherwise specifically indicated, the following terms will have the following meanings for all purposes of this Agreement:

"Agreement" means this Registration Rights Agreement, as the same shall be amended from time to time.

"Business Day" means a day other than Saturday, Sunday or any other day on which banks located in the State of New York are authorized or obligated to close.

"Commission" means the United States Securities and Exchange Commission, or any successor governmental agency or authority.

"Common Stock" means shares of Common Stock, par value $0.001 per share, of the Company, as constituted on the date hereof, and any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock.

"Company" has the meaning ascribed to it in the preamble.

“Demand Registration” has the meaning set forth in Section 2.01.

"Excess Amount" means the number of Registrable Securities requested by the Holder to be sold pursuant to Section 2.01 which the Managing Underwriter determines exceeds the largest number of Registrable Securities which can successfully be sold in an orderly manner in such offering within a price range reasonably acceptable to the Company.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Form S-4" means Form S-4 promulgated by the Commission under the Securities Act, or any successor or similar registration statement.

"Form S-8" means Form S-8 promulgated by the Commission under the Securities Act, or any successor or similar registration statement.

"Holder" has the meaning ascribed to it in the preamble.

"Indemnified Party" means a party entitled to indemnity in accordance with Section 4.03.

"Indemnifying Party" means a party obligated to provide indemnity in accordance with Section 4.03.

"Inspectors" has the meaning ascribed to it in Section 3.01(h).

"Investment Agreement" has the meaning ascribed to it in the Preliminary Statement.

"Managing Underwriter" means, with respect to any Public Offering, the underwriter or underwriters managing such Public Offering.

"Person" means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union or association.

"Piggyback Registration" has the meaning ascribed to it in Section 2.02.

"Public Offering" means any offering of Common Stock to the public, either on behalf of the Company or any of its securityholders, pursuant to an effective registration statement under the Securities Act.

"Records" has the meaning ascribed to it in Section 3.01(h).

"Registrable Securities" means (a) the Shares acquired by the Holder pursuant to the Investment Agreement, including any Shares acquired upon exercise of the warrant purchased thereunder, and (b) any additional Shares issued or distributed to the Holder by way of a dividend, stock split, conversion, or other distribution in respect of Shares described in the foregoing clause (a) or acquired by way of any rights offering or similar offering made in respect of Shares described in the foregoing clause (a). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such Registrable Securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been sold pursuant to Rule 144, or (iii) they shall have ceased to be outstanding.

“Registration Expenses” has the meaning set forth in Section 3.02.

"Rule 144" means Rule 144 promulgated by the Commission under the Securities Act, and any successor provision thereto.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Selling Holder" has the meaning set forth in Section 3.01.

"Shares" means shares of Common Stock.

“Withdrawal Election” has the meaning set forth in Section 3.02(b).

ARTICLE II.

REGISTRATION RIGHTS

Section 2.01.  Demand Registration.

(a)  Request for Registration. At any time after December 31, 2008, the Holder may make a written request for registration under the 1933 Act of all or part of their Registrable Securities (a "Demand Registration"); provided that the Company shall not be obligated to effect more than two (2) Demand Registrations. Such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. The Company shall not include any Registrable Securities which it wishes to offer for its own account in any Demand Registration without the prior written consent of the Holder.

(b)  Effective Registration. A registration will not count as a Demand Registration until it has become effective.

(c)  Underwritten Offering. If the Holder so elects, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The Holder shall select one or more nationally recognized firms of investment bankers, reasonably acceptable to the Company, to act as the Managing Underwriter in connection with such offering and shall select any additional managers to be used in connection with the offering.

Section 2.02.  Piggy-Back Registration. If at any time after December 31, 2008, the Company proposes to file a registration statement under the 1933 Act with respect to an offering by the Company for its own account or for the account of any holders of any Shares (other than a registration statement on Form S-4 or S-8, or any substitute form that may be adopted by the Commission, a registration filed upon the demand of any of the Company's other securityholders (who have contractual demand registration rights prohibiting other shares from being added to such registration statement), or a registration statement filed in connection with an exchange offer or offering of securities solely to the Company's existing securityholders), then the Company shall give written notice of such proposed filing to the Holder as soon as practicable (but in no event less than ten (10) days before the anticipated filing date), and such notice shall offer the Holder the opportunity to register such number of shares of Registrable Securities as the Holder may request in writing within five (5) days of receipt of such notice on behalf of itself (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof) (a "Piggy-Back Registration"). The Company shall use reasonable best efforts to cause the Managing Underwriter of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company or other securityholders of the Company are included therein to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Subject to Section 2.03(b), the Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of its request to withdraw within twenty (20) days of its request for inclusion.

To the extent the related registration statement was filed by the Company for its own account or filed for the account of any of the Company's securityholders (other than the Holder), the Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective.

Section 2.03.  Reduction of Offering.

(a)  Notwithstanding anything contained herein, if the Managing Underwriter of an offering described in Sections 2.01 or 2.02 determines that the size of the offering that the Holder, the Company and/or such other Persons intend to make is such that the success of the offering would be materially adversely affected by inclusion of the number of Registrable Securities or other securities requested to be included, then (i) with respect to a Demand Registration, the Company shall include in such registration all of the Registrable Securities requested to be included in such offering by the Holder other than the Registrable Securities, if any, equal to the Excess Amount and (ii) in the case of a Piggyback Registration, the securities the Company seeks to include shall have priority over securities sought to be included by any other Person (including the Holder) and, if securities are being offered for the account of other Persons as well as the Company, with respect to the Registrable Securities intended to be offered by the Holder, the proportion by which the amount of such class of securities intended to be offered by the Holder is reduced shall not exceed the proportion by which the amount of such class of securities intended to be offered by such other Persons is reduced (it being understood that with respect to the Holder and third parties such reduction may be all of such class of securities).

(b)  If, as a result of the proration provisions of Section 2.03(a), the Holder shall not be entitled to include all Registrable Securities in a Demand Registration or Piggy-Back Registration that the Holder has requested to be included, the Holder may elect to withdraw its request to include Registrable Securities in such registration (a "Withdrawal Election"); provided however, that a Withdrawal Election shall be irrevocable and, after making a Withdrawal Election, the Holder shall no longer have any right to include Registrable Securities in the registration as to which such Withdrawal Election was made.

ARTICLE III.

REGISTRATION PROCEDURES

Section 3.01.  Filings; Information. Whenever the Holder requests that any Registrable Securities be registered pursuant to Section 2.01 hereof (the "Selling Holder"), the Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, but only to the extent that registration is then available for the Holder on the applicable required form for registration promulgated by the Commission for such intended method of disposition, and in connection with any such request:

(a)  The Company will as expeditiously as possible prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed registration statement to become and remain effective until the earlier of (i) 180 days from the date such registration statement became effective or (ii) the date on which the sale of Registrable Securities has been completed; provided that, if the Company shall furnish to the Selling Holder a certificate signed by either its Chairman or Chief Executive Officer stating that in his good faith judgment it would be significantly disadvantageous to the Company or its shareholders for such a registration statement to be filed as expeditiously as possible, the Company shall have a period of not more than 120 days within which to file such registration statement measured from the date of receipt of the request in accordance with Section 2.01.

(b)  The Company will, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to the Selling Holder, one law firm representing the Selling Holder, and the Managing Underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, together with exhibits thereto, which documents will be subject to prompt review and approval by the foregoing, and thereafter furnish to the Selling Holder, counsel and the Managing Underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Selling Holder, such law firm or the Managing Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Selling Holder.

(c)  After the filing of the registration statement, the Company will promptly notify the Selling Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d)  The Company will use reasonable best efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as the Selling Holder reasonably (in light of the Selling Holder's intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Selling Holder to consummate the disposition of the Registrable Securities owned by the Selling Holder; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e)  The Company will immediately notify the Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to the Selling Holder any such supplement or amendment.

(f)  The Company will enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, and the Selling Holder may, at its option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of the Managing Underwriters also be made to and for the benefit of the Selling Holder.

(g)  The Chairman of the Board of Directors of the Company, the Chief Executive Officer of the Company and other members of the management of the Company will cooperate fully in any offering of Registrable Securities hereunder, including, without limitation, participation in meetings with potential investors and preparation of all materials for such investors.

(h)  The Company will deliver promptly to the Selling Holder of such Registrable Securities and the Managing Underwriter, if any, subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and make available for inspection by the Selling Holder of such Registrable Securities, the Managing Underwriter, if any, participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by the Selling Holder or the Managing Underwriter (collectively, the "Inspectors"), (it being understood that the Company is responsible for payment of the reasonable fees and expenses of only one law firm pursuant to clause (viii) of Section 3.02) all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), subject to restrictions imposed by any governmental authority governing access to classified information, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other process; provided that prior to any disclosure or release pursuant to clause (ii), the Inspectors shall provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and provided, further, that if failing the entry of a protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records which counsel has advised the Inspectors that the Inspectors are compelled to disclose. The Selling Holder agrees that information obtained by it solely as a result of such inspections (not including any information obtained from a third party who, insofar as is known to the Selling Holder after reasonable inquiry, is not prohibited from providing such information by a contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such is made generally available to the public. The Selling Holder of such Registrable Securities further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(i)  The Company will use its reasonable best efforts to furnish to the Selling Holder and to the Managing Underwriter, if any, a signed counterpart, addressed to the Selling Holder or the Managing Underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Selling Holder of Registrable Securities included in such offering or the Managing Underwriter therefor reasonably requests.

(j)  The Company will otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act.

(k)  The Company will use its reasonable best efforts (a) to cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange or (b) to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD.

(l)  The Company may require the Selling Holder of Registrable Securities to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

The Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.01(e) hereof, the Selling Holder will forthwith discontinue and cause its Affiliates to discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.01(e) hereof and, if so directed by the Company, the Selling Holder will deliver to the Company all copies, other than permanent file copies then in the Selling Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 3.01(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.01(e) hereof to the date when the Company shall make available to the Selling Holder of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 3.01(e) hereof.

Section 3.02.  Registration Expenses. In connection with any Demand Registration pursuant to Section 2.01 hereof, and any registration statement filed pursuant to Section 2.02 hereof, the Company shall pay the following registration expenses incurred in connection with the registration hereunder, whether or not such registration becomes effective (collectively, the "Registration Expenses"): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with any listing of the Registrable Securities, (vi) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 3.01(i) hereof), (vii) the fees and expenses of any special experts retained by the Company in connection with such registration, and (viii) reasonable fees and expenses of one law firm (who shall be reasonably acceptable to the Company) for the Selling Holder. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any out-of- pocket expenses of the Holder.

ARTICLE IV.

INDEMNIFICATION

Section 4.01.  Indemnification by the Company. The Company agrees to indemnify and hold harmless the Selling Holder, its officers, directors and agents, and each Person, if any, who controls the Selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any loss, claim, damage or liability and any action in respect thereof to which the Selling Holder, its officers, directors and agents, and any such controlling Person may become subject under the 1933 Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or arises out of, or is based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Selling Holder, its officers, directors and agents, and each such controlling Person for any legal and other expenses reasonably incurred by the Selling Holder, its officers, directors and agents, or any such controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The Company also agrees to indemnify the Managing Underwriter of the Registrable Securities, their officers and directors and each Person who controls the Managing Underwriter on substantially the same basis as that of the indemnification of the Selling Holder provided in this Section 4.01; provided, that the indemnity agreement contained in this Section 4.01 shall not apply to amounts paid in settlement of any such loss, claim, damage or liability and any action in respect thereof if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any loss, claim damage, liability and any action in respect thereof to the extent that it arises from or is based upon written information relating to a Person furnished expressly for use in connection with such registration by such Person, nor shall the Company be liable to any Person for any such loss, claim, damage or liability and any action in respect thereof to the extent it arises from or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities delivered by such Person after the Company had provided written notice to such Person that such registration statement or prospectus contained such untrue statement or alleged untrue statement of a material fact, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading after the Company had provided written notice to such Person that such registration statement or prospectus contained such omission or alleged omission, or (iii) the failure of such Person to deliver any preliminary or final prospectus, or any amendments or supplements thereto, required under applicable securities laws, including the 1933 Act, to be so delivered, provided that a sufficient number of copies thereof had been provided by the Company to such Person.

Section 4.02.  Indemnification by the Holder of Registrable Securities. The Selling Holder agrees to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to the Selling Holder, but only with reference to information related to the Selling Holder furnished in writing by the Selling Holder or on the Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. The Selling Holder also agrees to indemnify and hold harmless the Managing Underwriter of the Registrable Securities, their officers and directors and each Person who controls the Managing Underwriter on substantially the same basis as that of the indemnification of the Company provided in this Section; provided that in no event shall any indemnity obligation under this Section exceed the net proceeds from the offering received by the Selling Holder.

Section 4.03.  Conduct of Indemnification Proceedings. Promptly after receipt by any person in respect of which indemnity may be sought pursuant to Sections 4.01 or 4.02 (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the person against whom such indemnity may be sought (an "Indemnifying Party"), notify the Indemnifying Party in writing of the claim or the commencement of such action; provided that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party otherwise than under Sections 4.01 or 4.02 and except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) based upon the written opinion of counsel of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

Section 4.04.  Contribution. If the indemnification provided for in this Article 4 is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the (Company and the Selling Holder, on the one hand, and the Managing Underwriter, on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Holder, on the one hand, and the Managing Underwriter, on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Selling Holder, on the one hand, and of the Managing Underwriter, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company, on the one hand, and the Selling Holder, on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of the Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and, the Selling Holder, on the one hand, and the Managing Underwriter, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Holder bears to the total underwriting discounts and commissions received by the Managing Underwriter, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and the Selling Holder, on the one hand, and of the Managing Underwriter, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Holder or by the Managing Underwriter. The relative fault of the Company, on the one hand, and of the Selling Holder, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access-to information and opportunity to correct or prevent such statement or omission.

The Company and the Selling Holder agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this, the Managing Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Managing Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and the Selling Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of the Selling Holder were offered to the public (less underwriting discounts and commissions) exceeds the amount of any damages which the Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 1l(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V.

MISCELLANEOUS.

Section 5.01.  Participation in Underwritten Registrations. No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

Section 5.02.  Rule 144. The Company covenants that it will use its reasonable best efforts to file any reports required to be filed by it under the 1933 Act and the 1934 Act and that it will take such further action as the Holder may reasonably request, all to the extent reasonably required from time to time to enable the Holder to sell Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (a) Rule 144 or Rule 144A under the 1933 Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements.

Section 5.03.  Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (registered or certified mail, postage prepaid) to the parties at the following addresses or facsimile numbers:

If to the Holder, to:

NeuroMetrix, Inc.
62 Fourth Avenue
Waltham, MA 02451
Attn: Chief Financial Officer
Telephone No.: (781) 890-9989
Facsimile No.: (781) 890-1556

With a copy to:

Goodwin Procter LLP
Exchange Place
Boston, MA 02109
Telephone No.: (617) 570-1000
Facsimile No.: (617) 523-1231
Attn: H. David Henken and Daniel P. Adams

If to the Company, to:

Cyberkinetics Neurotechnology Systems, Inc.
100 Foxborough Blvd.
Foxborough, MA 02035
Attn: Chief Financial Officer
Telephone No.: 508-549-9981 Ext. 21
Facsimile No.: 508-549-9985

With a copy to:

Ice Miller LLP
One American Square
Suite 3100
Indianapolis, IN 46282-0200
Telephone No.: (317) 236-2405
Facsimile No.: (317) 236-2219
Attn: John R. Thornburgh and Kristine C. Danz

With respect to any other holder of Registrable Securities, such notices, requests and other communications shall be sent to the addresses set forth in the stock transfer records regularly maintained by the Company. All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section 5.03, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, and (c) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given five days after deposit with the United States Post Office (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

Section 5.04.  Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

Section 5.05.  Amendment. This Agreement may be amended, supplemented or modified only by a written instrument (which may be executed in any number of counterparts) duly executed by or on behalf of each of the Company and the Holder.

Section 5.06.  Waiver. Subject to Section 5.07, any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same term or condition of this Agreement on any future occasion.

Section 5.07.  Consents and Waivers by Holders of Registrable Securities. Any consent of the Holder pursuant to this Agreement, and any waiver by the Holder of any provision of this Agreement, shall be in writing and may be given or taken by the Holder.

Section 5.08.  No Third Party Beneficiary. It is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article IV.

Section 5.09.  Successors and Assigns. This Agreement is binding upon, and inures to the benefit of the parties hereto and their respective successors and assigns (including any assignee or transferee of at least 25% of the Registrable Securities then owned by NURO). The Company shall not assign its rights under this Agreement without the prior written consent of the Holder, which consent shall not be unreasonably withheld, conditioned or delayed; provided, further, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms hereof, the Securities Act or any securities or blue sky laws of any jurisdiction.

Section 5.10.  Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

Section 5.11.  Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

Section 5.12.  Remedies. Except as otherwise expressly provided for herein, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver by any such party of the right to pursue any other available remedies.

Damages in the event of breach of this Agreement by a party hereto would be difficult, if not impossible, to ascertain, and it is therefore agreed that each party, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof and the Company and the Holder hereby waive any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude the Company or Holder from pursuing any other rights and remedies at law or in equity which such party may have.

Section 5.13.  Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS.

Section 5.14.  Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but both of which together will constitute one and the same instrument.

[Signatures on next page.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.

By:	/s/ Timothy R. Surgenor
Timothy R. Surgenor, President and CEO

NEUROMETRIX, INC.

By:	/s/ Shai N. Gozani
Shai N. Gozani, President and CEO